CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements (File Nos. 333-1350, 333-4242 and 333-79843) of Ottawa Financial Corporation on Form S-8 of our report dated March 1, 2000, on the financial statements of Ottawa Financial Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in the Corporation's 1999 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended.




                                     /s/ Crowe, Chizek and Company LLP

                                     Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 28, 2000